Exhibit 21


                            SUBSIDIARY OF REGISTRANT

Geneva Mortgage Corp. (wholly - owned)

         Address: 100 North Centre Avenue
                  Rockville Centre, NY 11570

         State of Incorporation - New Jersey (1989)